UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2006

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI 53141
(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into to a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Bridge Credit Agreement

Item 1.01      Entry into a Material Definitive Agreement

On November 10, 2006, Snap-on Incorporated (the “Company”) entered into a Bridge Credit Agreement, dated that day, among the Company, the financial institutions party thereto and Citibank, N.A., as administrative agent for the lenders (the “Bridge Credit Agreement”). The Bridge Credit Agreement provides for a revolving credit facility that matures on May 9, 2007 and has a maximum aggregate amount of availability of $250 million. As a result the Company increased its total committed credit facilities by $250 million to $670 million.

The Company may borrow, repay and reborrow amounts under the Bridge Credit Agreement from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reductions under the Bridge Credit Agreement are permitted at any time without fee upon proper notice. The Bridge Credit Agreement provides for mandatory prepayments and commitment reductions in the amount of net cash proceeds received by the Company or any of its subsidiaries from the issuance of equity interests in a private placement or an underwritten public offering or the incurrence or issuance of debt for borrowed money having a maturity of more than 270 days in the capital markets.

The facility fee and the interest rates for outstanding amounts fluctuate based upon the Company’s public debt rating in effect from time to time and certain other criteria.

The Bridge Credit Agreement contains various restrictions and covenants applicable to the Company and certain of its subsidiaries. The Bridge Credit Agreement includes a financial covenant requiring that the Company maintain a ratio of consolidated debt to the sum of consolidated debt plus shareholders’ equity of not greater than 0.60 to 1.00. The Bridge Credit Agreement does not contain a restriction specifically limiting the Company’s ability to pay dividends on its common stock. The Bridge Credit Agreement also contains customary events of default. If an event of default under the Bridge Credit Agreement occurs and is continuing, then the lenders may declare any outstanding obligations under the Bridge Credit Agreement to be immediately due and payable.

The description of the Bridge Credit Agreement set forth above is qualified by reference to the Bridge Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01      Financial Statements and Exhibits

(a) None.
(b) None.
(c) None.
(d) Exhibits:

4.1	Bridge Credit Agreement, dated as of November 10, 2006, among Snap-on Incorporated, the financial institutions party thereto and Citibank, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: November 16, 2006	By: /s/ Martin M. Ellen
Martin M. Ellen, Senior Vice President - Finance
and Chief Financial Officer

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